EXHIBIT 10.11

MARKETING AND ANCILLARY SERVICES TERMINATION AGREEMENT

This Marketing and Ancillary Services Termination Agreement (this “Agreement”) is made as of August 6, 2007, between U-Store-It Mini Warehouse Co. (“Service Provider”), an Ohio corporation and indirect wholly-owned taxable REIT subsidiary of U-Store-It Trust (the “REIT”), a Maryland real estate investment trust, and Rising Tide Development, LLC, a Delaware limited liability company (“Rising Tide”).

R E C I T A L S

WHEREAS, Service Provider currently provides services to fourteen (14) of the fifteen (15) properties owned (or to be owned) by Rising Tide that are set forth on Exhibit A (each a “Property” and collectively “Properties”) pursuant to a Marketing and Ancillary Services Agreement, dated October 27, 2004 (the “Services Agreement”), with the Property listed as #15 on Exhibit A being the only Property for which Service Provider does not provide services as the Property is undeveloped;

WHEREAS, Service Provider and Rising Tide each desire to terminate various business relationships and agreements, including those in the Services Agreement (except as otherwise provided herein);

WHEREAS, it is expressly understood that all terms not expressly defined in this Agreement shall have the definitions set forth in the Services Agreement;

WHEREAS, contemporaneously with the execution of this Agreement, of U-Store-It, L.P., a Delaware limited partnership (“USI”), the general partner of which is the REIT and Rising Tide have entered into that certain Purchase and Sale Agreement by and between USI and Rising Tide dated as of the date hereof (the “2007 Acquired Properties Purchase Agreement”) whereby USI has agreed to purchase all of the Properties listed on Exhibit A, with the exception of the Property listed as #15 on Exhibit A;

WHEREAS, contemporaneously with the execution of this Agreement, Rising Tide has entered into that certain Property Management Amendment and Termination Agreement (the “Property Management Termination”) with YSI Management LLC (“YSI”) and that certain Option Termination Agreement (the “Option Termination Agreement”) with USI;

WHEREAS, YSI is a wholly-owned subsidiary of USI; and

WHEREAS, the Board of Trustees of the REIT and the Corporate Governance and Nominating Committee of the Board of Trustees of the REIT have duly authorized and approved this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I –TERMINATION OF THE MARKETING AND ANCILLARY

SERVICES AGREEMENT

1.1 Termination. The Services Agreement shall be terminated, effective as of the Effective Date of this Agreement (defined in Section 3.10 herein), except Section 1.3(c) and Section 5 of the Services Agreement shall survive this termination of the Services Agreement. Notwithstanding the termination of the Services Agreement, Service Provider agrees: (a) that it will not, after the Effective Date, use or disclose to any third party any of Rising Tide’s Confidential Information revealed or given to it, the REIT or USI, except to the extent necessary for the ownership and operation of the Properties by USI after the Effective Date; (b) that it will return, on or before the Effective Date, any of such Rising Tide’s Confidential Information in the possession of YSI, the REIT or USI and not necessary for the ownership and operation of the Properties by USI after the Effective Date; (c) that it has no right to use Rising Tide’s Marks, and no right, title or interest whatsoever in or to Rising Tide’s Marks; and (d) that it hereby acknowledges that all of Rising Tide’s patent, copyright, trademark, trade secret or other intellectual property rights and all of Rising Tide’s Confidential Information was, is and will remain the sole, exclusive property of Rising Tide, except to the extent otherwise provided above.

1.2 Service Provider Acknowledgement. The Service Provider hereby acknowledges that it has received all payments due under the Services Agreement.

ARTICLE II – REPRESENTATIONS AND WARRANTIES OF THE SERVICE

PROVIDER AND RISING TIDE

Rising Tide and Service Provider hereby make each of the representations and warranties applicable to such party as set forth in this Article II (other than the representation contained in Section 2.6 which is made solely by Rising Tide), which representations and warranties made by each such party are true and correct as of the date first written above and will be true and correct as of the Effective Date:

2.1. Organization, Good Standing and Authority. Rising Tide and Service Provider each represents and warrants to the other that it has been duly organized and validly exists in good standing under the laws of its respective jurisdiction of organization. Each party hereby represents and warrants to the other hereto that it has the power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; that this Agreement has been duly and validly executed and delivered by it; and that this Agreement is the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement thereof or relating to creditors’ rights generally.

2.2. Consents. Each party hereby represents and warrants to the other that, no consent, approval, permit or order of, nor filing with, any individual, partnership, corporation, trust or other entity, government agency or political subdivision is required in connection with: (i) the execution, delivery and performance of this Agreement by it; or (ii) the consummation by it of the transactions contemplated hereby, other than such consents, approvals, permits or orders that have been obtained or will be obtained prior to the Effective Date.

2.3. No Violation. Each party to this Agreement hereby represents and warrants to the other that, to its knowledge, none of the execution, delivery and performance by such party to this Agreement, nor the consummation by such party of the transactions contemplated hereby, will violate any provision of the organizational documents of such party or violate or be in conflict with, or constitute a default (or an event or condition which, with notice of lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation or imposition of any lien or encumbrance under, any agreement, note, mortgage or other instrument to which such party is a party or which such party may be bound or subject, or, to such party’s knowledge, violate any court order or decree binding upon such party.

2.4. Litigation. Each party to this Agreement hereby represents and warrants to the other that there is no litigation or proceeding, either judicial or administrative, pending, or to the knowledge of such party, threatened, materially affecting the ability of such party to consummate the transactions contemplated hereby.

2.5 Marks of Rising Tide. Rising Tide hereby represents and warrants to Service Provider that the only Mark (as such term is defined in the Services Agreement) used by Service Provider was “Rising Tide.”

ARTICLE III – MISCELLANEOUS

3.1 Notices. All notices, waivers, demands, requests or other communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and be deemed to have been properly given, served and received (a) if delivered by messenger, when received, (b) if mailed, three business days after deposit in the United States mail, certified or registered, postage prepaid, return receipt requested, (c) if telecopied/faxed, upon confirmed receipt of a telecopied/facsimile transmission or (d) if delivered by reputable overnight express courier, freight prepaid, the next business day after delivery to such courier; in every case addressed to the party to be notified as follows:

To Service Provider:	U-Store-It Mini Warehouse Co.
C/O U-Store-It Trust
50 Public Square, Suite 2800
Cleveland, Ohio 44113
Attention: Secretary
Telephone: 216-274-1340
Facsimile: 216-274-1360

With a copy to:	U-Store-It Trust
460 East Swedesford
Wayne, Pennsylvania 19087
Attention: CFO
Telephone: 610-293-5700
Facsimile: 610-293-5720

To Rising Tide:	Rising Tide Development, LLC
6755 Engle Road, Suite A
Middleburg Heights, Ohio 44130
Attention: Robert J. Amsdell
Telephone: 440-891-4100
Facsimile: 440-891-4200

With a copy to:	Kohrman Jackson & Krantz, PLL
One Cleveland Center- 20th Floor
1375 East 9th Street
Cleveland, Ohio 44114
Attention: Marc C. Krantz, Esq.
Telephone: 216-736-7204
Facsimile: 216-621-6536

or to such other address(es) or addressee(s) as any party entitled to receive notice hereunder shall designate to the others in the manner provided herein for the service of notices. Rejection or refusal to accept or inability to deliver because of changed address or because no notice of changed address was given shall be deemed receipt.

3.2 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

3.3 Entire Agreement; Counterparts; Applicable Law. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, which may include a .pdf signature, each of which will be deemed an original but all of which, together, shall constitute one and the same instrument; provided that this Agreement shall not be effective until each party shall have delivered their counterpart to the other party, and (c) shall be governed in all respects, including, without limitation, validity, interpretation and effect, by the laws of the State of Ohio without giving effect to the conflict of law provisions thereof.

3.4 Severability. If any provision of this Agreement is for any reason held to any extent to be invalid, void or unenforceable, the remaining provisions of this Agreement shall not be effected or impaired and such remaining provisions shall remain in full force and effect. In such event, the parties hereto shall use good faith efforts to agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and execute any amendment, consent or agreement agreed by the parties hereto to be necessary or desirable to effect such replacement.

3.5 Article and Section Headings. Article and Section headings contained in this Agreement are for reference only and shall not be deemed to have any substantive effect or to limit or define the provisions contained herein.

3.6 Successors and Assigns. This Agreement shall be binding upon and shall be enforceable by and inure to the benefit of the parties hereto and their successors and permitted assigns. Neither of the parties may assign or otherwise transfer its interest in this Agreement or its duties and obligations under this Agreement to any person without the prior written consent of the other party, which consent may be conditioned, withheld or delayed in such other party’s sole and absolute discretion.

3.7 No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and their respective successors or assigns.

3.8 Fees and Expenses. All fees and expenses incurred in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses.

3.9 Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement and that it has or will consult with its own advisors.

3.10 Effective Date. This Agreement shall be effective (“Effective Date”) concurrently with the closing contemplated by the 2007 Acquired Properties Purchase Agreement. If the 2007 Acquired Properties Purchase Agreement is terminated by any party thereto without the closing as defined therein having occurred or for any other reason the closing under the 2007 Acquired Properties Purchase Agreement does not occur, the Services Agreement shall remain in full force and effect and this Agreement shall be void ab initio.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

RISING TIDE DEVELOPMENT, LLC,
a Delaware limited liability company
By:	Mizzen, LLC, its Sole Member
	By:	Amsdell Holdings X, Inc., its Manager

		By:	/s/ Robert J. Amsdell
Robert J. Amsdell, President

U-STORE-IT MINI WAREHOUSE CO.,
an Ohio corporation

By:	/s/ Dean Jernigan
Dean Jernigan, President

EXHIBIT A1

	STREET ADDRESS	CITY	STATE	ZIP CODE	COUNTY
1	1531 Montiel Road	Escondido	CA	92026	San Diego
2	28401 Rancho California Rd.	Temecula	CA	92590	Riverside
3	2020 Mt. Baldy Drive	Riverside	CA	92501	Riverside
4	4309 Ehrlich Road	Tampa	FL	33624	Hillsborough
5	8585 Touchton Road	Jacksonville	FL	32216	Duval
6	11570 Beach Boulevard	Jacksonville	FL	32246	Duval
7	8121 Point Meadows Drive	Jacksonville	FL	32256	Duval
8	1201 N. State Road 7	Royal Palm Beach	FL	33411	Palm Beach
9	12701 SW 124th Street	Kendall	FL	33186	Miami-Dade
10	6550 SW 160th Avenue	Southwest Ranches	FL	33331	Broward
11	3024 Plummer’s Cove Road	Jacksonville	FL	32223	Duval
12	105 Old Peachtree Road	Suwanee	GA	30024	Gwinnett
13	55 Commercial Street	Medford	MA	02155	Middlesex
14	15910 Pearl Road	Strongsville	OH	44136	Cuyahoga
15	2127 University Parkway	Sarasota	FL

[1]

Note: The properties designated as 1-14 above are currently owned by Rising Tide, and Service Provider currently provides marketing and ancillary services thereto. The property designated as “15” is under contract to be purchased by Rising Tide and currently has no U-Store-It building thereon.